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EXHIBIT 10.4

                               SECOND AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                      BETWEEN FLEXXTECH CORPORATION (BUYER)
                                       AND
               W3M, INC. DBA PARADIGM CABLING SYSTEMS (PARADIGM),
                      MICHAEL CUMMINGS AND ASHFORD CAPITAL


THAT CERTAIN Stock Purchase Agreement between Flexxtech Corporation, the buyer, and the Sellers, W3M, Inc. (dba Paradigm Cabling Systems), Michael Cummings and Ashford Capital, dated August 20, 2002, as amended by the Closing Certificate dated September 13, 2002, as further delineated in that certain Flexxtech Corporation Series A Convertible Preferred Stock Purchase Agreement dated August 20, 2002, and the Amendment to Closing Certificate dated October 1, 2002, is hereby amended as follows:

         1.       The Closing Date shall be October 29, 2002.

         2. On the Closing Date, Sellers will transfer shares of Paradigm, free and clear of all liens, claims and encumbrances to Buyer, and Seller will deliver into Buyer's hands, share certificates for 160,000 Shares of the Common Stock of Paradigm, (hereinafter the "Paradigm Shares) which shares will represent 80% of the outstanding capital stock of Paradigm.

         3. Paradigm will continue to prepare audited statements for the last two years.

         4. On the Closing Date, or as soon thereafter as practical, the following shares of new Series A Convertible Preferred Stock of Flexxtech Corporation (hereinafter the "Series A Preferred") shall be issued to the following persons, who shall be deemed to have paid in full for said shares by their transfer of the Paradigm Shares to Flexxtech at the Closing:

         Name                    No. Of Shares of Series A Convertible Preferred
         -----------------------------------------------------------------------

                                 Michael Cummings           71.25 shares
                                 Ashford Capital            71.25 shares
                                                           ------
                                     Total shares          142.50

                  The parties understand that Flexxtech does not currently have authorization in its Articles of Incorporation to issue said Series A Preferred Shares. Flexxtech has agreed to use its best efforts to obtain necessary approvals and expedite the amendment of its Articles of Incorporation to provide for said class of Series A Preferred Stock.


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                  In the event Flexxtech has not created said class of Series A
                  Preferred Stock and issued the required Series A Preferred shares and delivered the certificates evidencing said shares to Seller by the close of business at 5 p.m. Pacific Standard Time, on January 31, 2003, then in such event Seller's entitlement to shares shall convert automatically and without further action on their part, into a right to immediately receive in lieu of said Series A Preferred Stock, that number of shares of Flexxtech Common Stock to which such Sellers would have been entitled had they been previously issued the Series A Preferred Stock, and then elected on January 31, 2003 to have all of said Series A Preferred Stock converted into Flexxtech's Common Stock, said common shares being deemed paid for in full.

         5. The parties agree that the shares of Paradigm so acquired by this Agreement shall have an aggregate "Agreed" value between them of $1,425,000, and that the shares of Paradigm stock in the aggregate have a like "Agreed" value between them of $1,425,000. The parties acknowledge that this is not necessarily the book value for the Paradigm shares acquired, which will appear on Flexxtech's books.

         6.       To the extent certain conditions to "Closing" set out in
                  Section 5 of the Series A Purchase Agreement have not been satisfied by the Closing Date, the parties hereto hereby waive said conditions to closing.

         7. All other provisions to the Agreement, to the extent not modified by this Amendment No. 2 shall remain in full force and effect.

This Amendment No. 2 is accepted and agreed to as of the 25th day of October, 2002, by the parties signing below:

SELLING SHAREHOLDERS:

MICHAEL CUMMINGS, AN INDIVIDUAL                W3M, INC. (DBA PARADIGM CABLING
                                               SYSTEMS)
    /S/ MICHAEL CUMMINGS                          /S/ MICHAEL CUMMINGS
By  -------------------------------            By ------------------------------
    Michael Cummings, Shareholder,                Michael Cummings, President,
     an Individual                                Director and Shareholder


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ASHFORD CAPITAL, LLC

    /S/ WALTER WRIGHT
By -------------------------------
     Walter Wright, Manager
     Shareholder and Manager


PURCHASER:

FLEXXTECH CORPORATION

    /s/ Greg Mardock
By -------------------------------
    Greg Mardock, its President